                                                                   EXHIBIT 10.18

VRSoft License Agreement
Page 1 of 19
August 24, 1994

                               LICENSE AGREEMENT


This License Agreement (the "Agreement") is made and entered into this 7th day of October, 1994 (the "Effective Date") by and between Dialogic Corporation (hereinafter "Dialogic"), a corporation organized and existing under the laws of the state of New Jersey, having its principal place of business at 1515 Route 10, Parsippany, NJ 07054 and Voice Control Systems, Inc. (hereinafter "VCSI"), a corporation organized and existing under the laws of the state of Delaware, having its principal place of business at 14140 Midway Road, Suite 100, Dallas, Texas 75244.

                                   WITNESSETH

WHEREAS, VCSI owns certain automatic speech rsecognition technology and

WHEREAS, VCSI and Dialogic wish to implement the speech recognition technology on a PC-host; and

WHEREAS, this new implementation will require that VCSI develop downloadable software; and

WHEREAS, this new implementation will require that Dialogic modify its hardware to interface with the downloaded technology; and

WHEREAS, Dialogic is desirous of profiting from the use of the new implementation;

WHEREAS VCSI is willing to grant a license to its technology to Dialogic as hereinafter specified;

NOW, THEREFORE, in consideration of the mutual premises and covenants of the parties hereto, the parties hereby covenant and agree as follows:

VRSoft License Agreement
Page 2 of 19
August 24, 1994


                            ARTICLE I - DEFINITIONS

For the purposes of this agreement:

1.1 "Technology" shall mean all information relating to telephone channel discrete, connected, and continuous utterance speaker-independent and speaker-dependent voice recognition and voice verification, whether already developed or developed hereunder, made, owned or discovered by VCSI, including, but not limited to, software, hardware, firmware, custom and semi-custom components, algorithms, know-how, trade secrets, confidential information, source codes, object codes, designs, plans, specifications, magnetic media or other form of recorded information, except for such information which is generally available to the public (including such information which is available, with or without fee, from other vendors).

1.2 "VRSoft" shall mean that subset of Technology consisting of the object code version of the Host based discrete voice recognition technology and the associated interface software.

1.3      "Host" shall mean an ISA bus-based personal computer.

1.4 "Licensed Technology" means VRSoft and all Updates thereof, and all Substantial Technological Changes licensed under Section 4.3.

1.5 "Updates" mean enhancements, refinements, and perfections of the Licensed Technology other than Substantial Technological Changes.

1.6 "Affiliate" means any firm or entity of which fifty-one (51%) or more of the voting shares or ownership interest is directly or indirectly owned by, owns, or is under common ownership by one party to this agreement.

1.7 "Substantial Technological Changes" shall mean ideas, inventions, discoveries, and techniques which relate in any manner whatsoever to significant technological advances in VRSoft that are of sufficient originality, distinctness, and qualitative superiority as to constitute more than mere Technological Improvements as herein defined because they add significant new functions or substantially improved performance. Any ideas, inventions, discoveries, and techniques related to VRSoft other than Enhancements, which are made commercially available to any customer within one year of execution of this contract shall be deemed Technological Improvements.

1.8 "Technological Improvements" shall mean improvements, refinements or perfections of the Licensed Technology as it embodies the implementation and execution of telephone channel speaker-independent speech recognition algorithms for discrete speech utterance input.

1.9 "Enhancements" shall mean any modification or addition which includes continuous technology, alphabet vocabulary, speaker-dependent technology, speaker verification technology, phonetic dictionary technology, or word spotting technology.

VRSoft License Agreement
Page 3 of 19
August 24, 1994


1.10 "Call Processing System" means equipment which includes at a minimum a central processing unit, telephony interface and application software.

                                ARTICLE 2 - TERM

2.1 This agreement shall become effective on the Effective Date and extend for a period of four years therefrom, and Dialogic shall have an option to extend the term for an additional four years thereafter on written notice to VCSI at least 30 days prior to expiration of the initial term unless otherwise terminated according to the terms of this agreement.

                               ARTICLE 3 - GRANT

3.1 VCSI grants to Dialogic a worldwide unrestricted royalty bearing license to use, have used, reproduce, market, sub license, copy, sell and distribute VRSoft; provided that the software only be sold, licensed, or distributed on an OEM basis with the Dialogic D/41E, D41D products and with other Dialogic DSP based derivatives of the D/41E and D/41D at royalty payments defined herein.

3.2 VCSI retains the right to design, develop, market, sell, and distribute a host-based multichannel recognition technology to vendors of proprietary call processing systems and software that are not configured with the components identified above, or as otherwise stated in section 3.5

3.3 VCSI hereby consents to the use by Dialogic of its trademarks in connection with the commercial exploitation and sale of Licensed Technology only with the prior written approval of VCSI which will not be unreasonably withheld.

3.4 VCSI reserves all rights for VRSoft which are not expressly granted in this Agreement. Dialogic shall not reverse engineer, decompile, disassemble or otherwise access the source code of VRobject.

3.5 VCSI grants the following exclusive rights to Dialogic for the marketing, support, distribution and sale of VRSoft for a period ending on the latter of (i) 18 months following Dialogic's Beta release of VRSoft or (ii) 20 months following delivery of VRSoft meeting the Phase I specifications set forth in Exhibit A. The following conditions apply during the exclusive period:

         A. VCSI agrees not to design, develop, market, sell or distribute a host-based multi-channel recognition technology to vendors of multi-channel telephony boards. Multi-channel telephony boards include all call processing and telephony-based plug in boards designed for two or more channels.

         B. VCSI retains the right to design, develop, market, sell and distribute a host-based multi-channel recognition technology to InterVoice, Periphonics, Microsoft, Syntellect, and other vendors of proprietary call processing systems and software that are not configured with the components identified in 3.1 above.

VRSoft License Agreement
Page 4 of 19
August 24, 1994


         C. VCSI retains the right to design, develop, market, sell and distribute a host-based single-channel recognition technology to vendors of PC hardware components.

         D. VCSI retains the right to sell its Quick Voice Product to any customer.

                        ARTICLE 4 - OBLIGATIONS OF VCSI

4.1 In the event that any Updates pertaining to the Licensed Technology become commercially available by VCSI, such Updates shall be furnished to Dialogic under the terms of this Agreement without any further compensation.

4.2 For the purposes of this clause, "Defect" shall mean a reproducible error or a material discrepancy from the public specification, in VRSoft that prevents or impairs its use. In the event that Dialogic discovers a Defect, Dialogic shall notify VCSI in writing of the evidence thereof. If Dialogic has notified VCSI of any such Defect, or if VCSI otherwise discovers such Defect on its own, VCSI will use reasonable efforts to correct such Defect within 60 days. The foregoing shall be Dialogic's sole remedy for correction of such Defects and VCSI's sole liability.

4.3 If Substantial Technological Changes are made by VCSI to VRSoft that are not funded by a third party and are utilized by any other customer of VCSI, VCSI shall immediately provide Dialogic with a copy and grant Dialogic a license to use, have used, reproduce, market, sub license, copy sell and distribute, in whole or in part, VRSoft with the Substantial Technological Change on the same terms and conditions are provided in this Agreement, except that the parties shall negotiate in good faith the royalty to be charged for the use of such Substantial Technological Change, which royalty shall in no case be higher than the royalty charged, under similar terms and conditions, to other licensees of the same Substantial Technological Changes. Pending completion of such negotiations, Dialogic shall pay the lowest royalty and other consideration paid by any other licensee of the same Substantial Technological Changes.

4.4 All rights and licenses granted under or pursuant to this Agreement (other than with respect to trademarks) by VCSI to Dialogic are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the Bankruptcy Code. The parties agree that Dialogic, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against VCSI under the Bankruptcy Code, Dialogic shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same if not already in its possession, shall be promptly delivered to Dialogic upon Dialogic's written request (i) upon the commencement of any bankruptcy proceeding, unless VCSI elects to continue to perform all of its obligations under this Agreement; or
         (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of VCSI.

VRSoft License Agreement
Page 5 of 19
August 24, 1994


4.5 Dialogic shall provide primary technical support to end users for products that Dialogic sells. VCSI shall provide secondary technical support to Dialogic during normal working hours for VRSoft.

VRSoft License Agreement
Page 6 of 19
August 24, 1994


                      ARTICLE 5 - OBLIGATIONS OF DIALOGIC

5.1 Dialogic agrees to deliver the necessary software (firmware) modifications on its D/41E and D/41D voice platforms, including two channel and reduced cost derivatives, that will enable VRSoft.

         In addition, Dialogic agrees to deliver the necessary software (firmware) modifications on its D/41E and D/41D voice platforms, including two channel and reduced cost derivatives, that will enable the VCSI VRSoft Cut-Thru(TM) feature. These requirements and modifications will be jointly defined by Dialogic and VCSI. Dialogic will be responsible for costs associated with the required software (firmware) change on its D/x1x boards.

The firmware modifications required to deliver both stages include without limitation:

    o    Support for commands to start and stop speech samples
    o Support for commands to send and stop sending echo cancelled speech samples
    o Support for a trigger command from a modified double-talk routine to provide triggering for the Cut-Thru algorithm
    o Support for commands to freeze the echo canceller and save filter parameters
    o    Support for a command to restart the echo h filter adaptation

Cut-Thru will be implemented in two stages:

    o The first stage will support 2 channels of Cut-Thru on the various voice platforms indicated in Appendix A. This will be included in Phase II of the VRSoft release

    o The second stage will support the full four channels for certain 4-channel Dialogic platforms indicated in Appendix A. This requires that the D/41 platforms be operated in a full duplex mode at the ISA bus interface. This will be included in a subsequent release date to be determined.

5.2 Dialogic agrees to use best efforts to sell VRSoft. Dialogic retains the right to use, market, distribute, copy, make, and sell products that may compete with VRSoft. However, should Dialogic market, sell, distribute, copy, make, or use a product that competes with VRSoft during the 18 month period beginning with the Dialogic Beta Release, the exclusivity period outlined in Section 3.5 will be reduced to 12 months.

5.3 Dialogic and its Affiliates agree to comply in all material respects with all United States laws or regulations, and laws and regulations of foreign jurisdictions, if applicable, as they may exist from time to time, regarding the subject matter of the License, in particular as to export of the Licensed Technology.

5.4 Dialogic will have the sole liability to report and pay royalties on behalf of all sub licensees. VCSI shall have the right to audit sub licensees (on similar terms and conditions as its right to audit Dialogic). Dialogic shall use a method to accurately track and report sales and distribution of VRSoft. VCSI shall have the right to approve such method prior to its implementation by Dialogic, such approval not to be unreasonably withheld or delayed.

VRSoft License Agreement
Page 7 of 19
August 24, 1994


5.5. Dialogic and its sub Licensees shall use a mechanism to prevent unauthorized and unreported use of VRSoft; failure to do so will constitute a material breach of this Agreement. VCSI and Dialogic shall jointly define the VRSoft copy protection design.

5.6 Any software which either party licenses or acquires under this Agreement for or on behalf of the United States of America, its agengies and/or instrumentalities, is provided with Restricted Rights. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c) (1) (ii) of the Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c) (1) and (2) of the Commercial Computer Software Restricted Rights at 48 CFR 52.227-19 as applicable Contractor/manufacturer is Dialogic Corporation, 1515 Route 10, Parsippany, NJ 07054 or Voice Control Systems, 14140 Midway Rd, Suite 100, Dallas, TX 75244.

                          ARTICLE 6 - CONFIDENTIALITY

6.1 The parties agree that they will be bound by the provisions of the Confidentiality Agreement attached hereto as Exhibit C. The terms of this agreement are covered by that Confidentiality Agreement.

                       ARTICLE 7 - PAYMENT AND REPORTING

7.1 In consideration of the license granted to Dialogic for VRSoft. Dialogic will pay VCSI a royalty on each sale by Dialogic or a Dialogic Affiliate to a third party of VRSoft based on the following royalty schedule:

During the first three years following Dialogic's Beta release of VRSoft,

--------------------------------------------------------------------------------
   If Dialogic Sale Price                            then Royalty for VRSoft
    Per Port of VRSoft is                                  Per Port is
--------------------------------------------------------------------------------
  Less than or equal to $*                                       $*
--------------------------------------------------------------------------------
             $*                                                  $*
--------------------------------------------------------------------------------
             $*                                                  $*
--------------------------------------------------------------------------------
             $*                                                  $*
--------------------------------------------------------------------------------
             $*                                                  $*
--------------------------------------------------------------------------------
             $*                                                  $*
--------------------------------------------------------------------------------
             $*                                                  $*
--------------------------------------------------------------------------------
             $*                                                  $*
--------------------------------------------------------------------------------
             $*                                                  $*
--------------------------------------------------------------------------------
Greater than or Equal to $*                                      $*
--------------------------------------------------------------------------------

*  Confidential Treatment requested

VRSoft License Agreement
Page 8 of 19
August 24, 1994


After the third year following Dialogic's Beta release of VRSoft,

--------------------------------------------------------------------------------
      If Dialogic Sale Price                            then Royalty for VRSoft
       Per Port of VRSoft is                                  Per Port is
--------------------------------------------------------------------------------
Less than or equal to $* after Yr 3                                 $*
--------------------------------------------------------------------------------
                $*                                                  $*
--------------------------------------------------------------------------------
                $*                                                  $*
--------------------------------------------------------------------------------
                $*                                                  $*
--------------------------------------------------------------------------------
                $*                                                  $*
--------------------------------------------------------------------------------
                $*                                                  $*
--------------------------------------------------------------------------------
                $*                                                  $*
--------------------------------------------------------------------------------
                $*                                                  $*
--------------------------------------------------------------------------------
                $*                                                  $*
--------------------------------------------------------------------------------
                $*                                                  $*
--------------------------------------------------------------------------------
   Greater than or equal to $*                                      $*
--------------------------------------------------------------------------------

Royalty Example:
         If Dialogic sells four ports of VRSoft for $*; VCSI will be owed
         $* for this sale if it occurs in the first three years following Beta release or $* if it occurs after the third year following Beta release.

7.2 In the event that VCSI licenses VRSoft to anyone else at a lower royalty rate but otherwise under similar terms and conditions, VCSI will so inform Dialogic and reduce the royalty payment to that of the lowest of any other licensee.

7.3 For purposes of computing royalties, a unit shall be deemed sold when it is invoiced or when shipped, whichever occurs first. Appropriate adjustments in payments shall be made to reflect bona fide returns.

7.4 Royalties due and accrued hereunder shall be paid by Dialogic to VCSI within thirty (30) days following the last day of each calendar month.

7.5 Dialogic shall furnish to VCSI a written statement within 30 days following the last day of each calendar month, showing the amount of royalty due on account of units sold during the corresponding period. Such statement shall show details of sales of the Product, including number sold, aggregate Net Invoice Value, and other relevant information.

7.6 VCSI shall have the right to have a duly accredited representative, who shall be a certified public accountant, periodically inspect the accounts and records of Dialogic, relating to sales of VRSoft, during ordinary business hours only to a) verify any report or payment made under this Agreement b) obtain information as to royalties or payments due and payable in case of failure of Dialogic to report. The cost of such inspection shall be borne by VCSI unless the inspections by VCSI show deficiencies in either royalties paid or due VCSI by more than 3% then Dialogic shall pay the reasonable costs of such inspection. Inspections shall be made no more often than annually, and only upon five (5) days prior notice to Dialogic.

*   Confidential Treatment requested

VRSoft License Agreement
Page 9 of 19
August 24, 1994


                           ARTICLE 8 - SUB LICENSING

8.1 Dialogic may grant sub licenses hereunder to Dialogic Affiliates at terms and conditions not less favorable to VCSI than the terms and conditions of this Agreement. Dialogic shall include all sales of VRSoft by all sub licensees in Dialogic's reports to VCSI, and shall pay periodic royalties to VCSI as though all such sales by sub licensees were in fact made by Dialogic. Upon termination of this Agreement, any and all sub licenses granted hereunder shall thereupon automatically terminate, except as provided in section 10.2.

8.2 This Article shall not diminish Dialogic's right to authorize purchasers of VRSoft to make copies of run time software. The right of any purchasers of VRSoft to use VRSoft and to copy the run time software shall survive termination of this Agreement for any reason.

                   ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

9.1 VCSI represents and warrants that (a) it has the right to grant the Licenses granted to Dialogic herein, (b) none of the Licensed Technology infringes any patent, copyright, trademark, trade secret or other intellectual property right held by any third party and (c) the Licensed Technology is and will be free from Defects as defined in
         Section 4.2 in design and will conform to and perform in accordance with the Software Description set forth on Exhibit A hereto. The Description of Software (Exhibit A) will be modified and re negotiated at the conclusion of the Analysis Gate set forth in Exhibit B.

9.2 THE WARRANTIES IN SECTION 9.1 ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE OR GIVEN BY VCSI. VCSI'S AGGREGATE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNTS PAID BY DIALOGIC HEREUNDER. DIALOGIC ACKNOWLEDGES THAT VCSI HAS MADE NO OTHER WARRANTY, EXPRESS OR IMPLIED, TO DIALOGIC AND THERE ARE EXPRESSLY EXCLUDED FROM THIS WARRANTY ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. VCSI SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL EXEMPLARY, OR INCIDENTAL DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

            ARTICLE 10 - INTELLECTUAL PROTECTION INDEMNIFICATION

10.1 VCSI will defend and hold Dialogic and its affiliates and their end users harmless and shall pay any resulting costs, damages, and reasonable outside attorney fees that arise in connection with any action brought against Dialogic, its Affiliates and their end users or any of them, based on an allegation that any of the Licensed Technology under normal use, manufacture, base of sale thereof, infringes any

VRSoft License Agreement
Page 10 of 19
August 24, 1994


         intellectual property right conditioned on the following: (a) Dialogic notifies VCSI in writing within ten (10) business days of its knowledge of any obligation; and (b) VCSI is given sole control of the defense and all related settlement negotiations and settlements

10.2 Should the Licensed Technology become, or in VCSI's opinion be likely to become, the subject of a claim of infringement of such intellectual property rights, Dialogic shall permit VCSI at its option and expense, either to procure on a commercially reasonable basis for Dialogic the right to continue use sell and market VRSoft; or; use reasonable effort to replace or modify VRSoft with a version of the software that is non-infringing; or if the above are not reasonably available to VCSI, then VCSI shall refund to Dialogic all amounts paid to VCSI by Dialogic hereunder, less one-fifth of such amounts for each year which has passed from the delivery by VCSI to Dialogic of the software whose use was enjoined, to the date upon which the use was enjoined.

10.3 Notwithstanding the foregoing, VCSI shall have no liability to Dialogic with respect to any claim of infringement to the extent it is based upon a claim that the application in which the product is used, but not the Licensed Technology itself, violates the intellectual property of any third party.

                            ARTICLE 11 - TERMINATION

11.1 If either party shall fail to fulfill any material obligations or conditions hereof, or shall commit any breach or be in material default in any way with regard to any of the provisions of this Agreement, and such failure, breach or default shall not be cured within sixty (60) days of written notice to the defaulting party by the other party specifying the nature of the default, the aggrieved party shall have the right to terminate this Agreement by giving written notice of termination to the defaulting party, whereupon this Agreement shall automatically terminate on the 60th day after such termination notice is given. Either party shall have the right to cure any such default up to but not after receiving notice of termination.

11.2 The license granted in 3.1, 3.2 and 3.3 shall remain in force after termination of the Agreement as long as the remuneration specified in
         7.1 and 7.2 have been made and continue to be made, but such license shall only apply to the obligations of Dialogic to supply VRSoft to customers which exist at the time of termination or which are incurred within 3 months after termination. Furthermore, with respect to any licenses remaining in force after the termination of this Agreement provisions 7.3, 7.4, 7.5 and 7.6 shall remain in full force and effect.

         In the event such remuneration has not been made or Dialogic ceases to make such remuneration, and in any event, once Dialogic has fulfilled its case obligation to supply VRSoft to customers, then the license shall cease and Dialogic shall return to VCSI all copies of the Licensed Technology in its possession or in the possession of any of its Affiliates.

               ARTICLE 12 - GOVERNING LAW; DISPUTE RESOLUTION

VRSoft License Agreement
Page 11 of 19
August 24, 1994


12.1 This Agreement is executed in the State of Texas and it is expressly agreed by the parties hereto that it shall be construed and governed by the laws of the State of Texas.

12.2 VCSI and Dialogic agree that any disputes between the companies arising from this agreement will first be submitted in writing to a panel consisting of two senior executives each of Dialogic and VCSI, who will promptly confer in an effort to resolve the dispute. In the event the executives are unable to resolve the dispute within 30 days, either party may refer the dispute to mutually acceptable neutral advisor for mediation. The cost of any such mediation shall be shared equally by Dialogic and VCSI. Any disputes not resolved within 60 days of the demand by either party for mediation may be submitted to the courts for resolution.

                           ARTICLE 13 - FORCE MAJEURE

13.1 Neither party shall be liable to the other for failure on its part to perform any term or provision of this Agreement, except the payment of moneys due, when such failure is due to fire, flood, strike, or other industrial disturbances, war, embargo, riot, insurrection, accident, or other contingencies beyond the control of such party.

13.2 Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties hereto shall be subject to all laws, both present and future, of any government having jurisdiction over the parties hereto and their business operations related to this Agreement, and to orders, regulations, directions or requests of any such government, or any department, agency or corporation thereof, or any causes of like or different kind beyond the control of the parties, and the parties hereto shall be excused from liability for any failure to perform any obligation hereunder to the extent such failure is caused by any such law, order, regulation, direction or contingency.

                              ARTICLE 14 - NOTICES

14.1 Except as otherwise provided herein, all notices required hereunder shall be in writing and shall be given by personal delivery, national overnight courier service, or by U.S. Mail, certified or registered, postage prepaid, return receipt requested, to the parties as stated below or to any party at such other addresses as shall be specified in writing by the parties. All notices shall be deemed effective upon personal delivery, or three (3) days following deposit in the United States Mail in accordance with this Article 14, or one (1) business day following deposit with any national overnight courier service in accordance with this Article 14.

         If to Dialogic:  Dialogic Corporation
                          1515 Route 10
                          Parsippany, NJ 07054
                          Attn:   Manager - Speech Products
                          Attn:   Chief Financial Officer

         If to VCSI:      VCSI
                          14140 Midway Road, Suite 100

VRSoft License Agreement
Page 12 of 19
August 24, 1994


                          Dallas, Texas 75244
                          Attn:   V.P. Sales - Dialogic Channel
                          Attn:   Controller

                        ARTICLE 15 - INDEPENDENT PARTIES

15.1 Nothing contained herein shall be deemed to create or be construed as creating a joint venture or partnership between VCSI and Dialogic. Neither party is, by virtue of this Agreement or otherwise, authorized as an agent or legal representative of the other party. Neither party is granted any right or authority to assume or create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other party or to bind such other party in any manner. Further, it is not the intention of this Agreement or of the parties hereto to confer a third party beneficiary right of action upon any third party or entity whatsoever, and nothing contained in this Agreement shall be construed so as to confer upon any third party or entity other than the parties hereto a right of action under this Agreement or in any manner whatsoever.

                           ARTICLE 16 - MISCELLANEOUS

16.1 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto and supersedes any and all prior or contemporaneous representations, understandings, and agreements between VCSI and Dialogic with respect to the subject matter hereof, all of which are merged herein.

16.2 Waiver. No waiver of any provision of the Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

16.3 Amendments. All amendments or modifications of the Agreement shall be binding upon the parties despite any lack of consideration so long as the same shall be in writing and executed by the parties hereto in accordance with other terms of this Agreement regarding modifications.

16.4 Severability of Provisions. In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms.

16.5 Attorney's Fees. In the event any litigation or other proceeding is brought by either party in connection with this Agreement, the prevailing party in connection with the proceeding shall be entitled to recover from the other party all costs, reasonable outside attorney's fees and other expenses incurred by such prevailing party in this litigation.

VRSoft License Agreement
Page 13 of 19
August 24, 1994


16.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

16.7 This Agreement and any rights and obligations may not be assigned by either Dialogic or VCSI withiout the prior written approval of the other party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first appearing on page one above.


Dialogic Corporation:                      VCS

BY:/s/Kenneth Burkhardt                    By:/s/Peter J. Foster
   --------------------                       ------------------


Title: Executive Vice President            Title: Chief Exeutive Officer
Date:  8/24/94                                    10/7/94

VRSoft License Agreement
Page 14 of 19
August 24, 1994


                                   EXHIBIT A

VRSoft(TM) Product Description

1.0      Product Description

VRSoft(TM) is a software-based discrete speech recognition product residing on a host 80386 or 80486 PC and designed specifically for call processing applications. VRSoft is designed to deliver 2 to 4 shared channels of Automated Speech Recognition for call processing applications based on Dialogic 2 and 4 channel platforms. With the implementation of full-duplex ISA bus communication in the Dialogic voice platform firmware, VRSoft will also feature Voice Cut-Thru(TM).

1.1      Target Markets/Positioning Overview

VRSoft is positioned for low-density, lower cost systems hosting CPE-based Voice Mail, Interactive Voice Response, or Unified Messaging applications. These systems will typically be configured with 2-8 lines of voice resources sharing 2 to 4 lines of VRSoft.

VRSoft is targeted to VARs and integrators desiring basic ASR features at a low price. They will use ASR to: 1) simplify the user interface for these applications; 2) add new functionality/features; and 3) penetrate low-DTMF markets without burdening their system costs with expensive, additional hardware. Other key positioning elements are:

         o       Multiple language capability
         o       Cut-Thru support for applications such as voice mail.
         o       Alphanumeric vocabulary support for auto attendant features

2.0      Dialogic Hardware and Software Compatibility

2.1      Hardware

VRSoft is designed to work with the following Dialogic hardware components:

         o       D/41E (Current) Phase I
         o       D/41D (Current) Phase II
         o       D/21D (Current) Phase II
         o       D/41D (Low Cost) Phase II
         o       D/21D (Low cost) Phase II
         o       D/21E (Current) Phase II

2.2      Software

VRSoft has Dialogic driver function call and API consistency with the current VR/40.

VRSoft License Agreement
Page 15 of 19
August 24, 1994


3.0      Maximum Channel Density

-----------------------------------------------------------------------------------------------------------------------
          Dialogic HW                 # Channels - no                Channels with                # Channels, with
           Platform                    Cut-Thru(TM)*                  Cut-Thru(TM)*                  Cut-Thru(TM)
                                     (Current Firmware)          (Half Duplex Firmware)         (Full Duplex Firmware)
-----------------------------------------------------------------------------------------------------------------------
 D/41D                                       4                            n.a.                           n.a.
-----------------------------------------------------------------------------------------------------------------------
 D/21D                                       2                            n.a.                           n.a.
-----------------------------------------------------------------------------------------------------------------------
 D/41D (Low Cost)                            4                              2                             4
-----------------------------------------------------------------------------------------------------------------------
 D/21D (Low Cost)                            2                              2                             2
-----------------------------------------------------------------------------------------------------------------------
 D/41E                                       4                              2                             4
-----------------------------------------------------------------------------------------------------------------------
 D/21E                                       2                              2                             2
-----------------------------------------------------------------------------------------------------------------------

* Modifications required for firmware

4.0      Processor Requirements

VRSoft is configured as downloadable software residing on a 386/25MHz host processor (minimum requirement for 2 channels with or without Cut-Thru) or 486/33 MHz host processor (minimum requirement for 4 channels, with or without Cut-Thru). VRSoft will support these features while requiring less than 50% of the processor in each case. NOTE: Minimum processor requirements to be confirmed in beta trials with fully-operational Unified Messaging or Interactive Voice Response Applications.

5.0      Resource Sharing (Phase II)

VRSoft provides 2 to 4 channels of a shared VR resource. This includes a system running as many as 4 shared channels of fax resources on the D/41E or D/41D (lower cost). For example:

         o       2-D/41E cards can share 4 channels of VRSoft
         o 1-D/41E card running 4 channels of fax can share up to 4 channels of VRSoft

6.0      Operating System Support

VRSoft will support the following operating systems in the following order:

         o       1) DOS Phase I
         o       2) DOS Phase II
         o       3) UNIX Phase II

7.0      Vocabulary Support

         o VRSoft will include all standard discrete, 16 word VCSI vocabularies. (Phase I)
         o VRSoft will include discrete word commands available in VCSI vocabulary databases. (Phase I) (list to be provided)
         o VRSoft will support discrete alphanumeric vocabularies (royalty payments to be negotiated). (Phase II)
         o VRSoft will support vocabularies generated through VCSI products/services such as VBA (Vocabulary Building Application) and Flexi-Vocabs (royalty payments to be negotiated). (Phase II)

VRSoft License Agreement
Page 16 of 19
August 24, 1994


8.0      Copy Protection

VRSoft will be sufficiently copy-protected in a manner to be jointly defined by Dialogic and VCSI. A security method identified by Dialogic and VCSI will be implemented to prohibit unauthorized use of VRSoft.

9.0      Future Expansion

VRSoft provides future expansion to 6 and 8 channels given the development of faster host processors. NOTE: Processor requirements and software specifications for expansion to be defined at a later date.

10.0     Partial Schedule (complete schedule to be developed)

Phase I - Initial Release

This will constitute the Dialogic Beta release of VRSoft.

9/30/94          VCSI to complete an alpha driver load under DOS for VRSoft on the D/41E. This load is to have sufficient operability to allow application development and testing of the ASR software.

10/5/94          VCSI to provide final alpha load for VRSoft DOS drivers. This load is to be fully-operational for 4-channels without Voice Cut-Thru on the D/41E.

10/10/94         VCSI to provide fully-tested beta load for VRSoft DOS drivers.
         This will be the final driver load that will be demonstrated to customers.

11/7/94          VCSI to deliver first fully-tested, D/41E-based, 4-channel version of VRSoft with DOS drivers. This version will not support Cut-Thru. Copy protection and security methods must be defined and implemented by VCSI and Dialogic prior to sale, sublicense or distribution by Dialogic.

Phase II - Release

Schedule to be determined pending further Dialogic/VCSI technical investigations and resource allocations.

Major feature of Phase II release include:

         o       Cut-Thru support,
         o       Board sharing as described in Section 5.0,
         o       Driver support for OS/2 and UNIX,
         o       Vocabularies described in Section 7.0,
         o Support for all D/41D and D/21x versions in channel densities identified in Section 3.0

VRSoft License Agreement
Page 17 of 19
August 24, 1994


EXHIBIT B        DEVELOPMENT SCHEDULE

The following table delineates the development schedules for Phase I.


------------------------------------------------------------------------------------------
 STAGE GATE                                                          SCHEDULED
                                                                     COMPLETION
------------------------------------------------------------------------------------------
 Analysis - A report must be produced focusing on the processing     September 30, 1994
 power required of the host to perform VRSoft, the feasibility of performing the tasks in OS/2, DOS and UNIX environments and the impact VRSoft will have on the D/41E, D/41D
------------------------------------------------------------------------------------------
 Design - this will include the host and voice board designs; the    October 31, 1994
 conclusion of this stage will be a design review with Dialoglic
 SW personnel.
------------------------------------------------------------------------------------------
 Development - The conclusion of the Development stage is the        November 30, 1994
 successful completion of IST testing.
------------------------------------------------------------------------------------------
 First Customer Ship -                                               December 15, 1994
------------------------------------------------------------------------------------------

VRSoft License Agreement
Page 18 of 19
August 24, 1994


EXHIBIT C CONFIDENTIALITY AGREEMENT

By this Agreement CONFIDENTIAL INFORMATION is received for evaluation only and is defined as meaning information identified as or relating to future product and marketing plans (hereinafter referred to as THE PLANS) which is disclosed in oral, written, graphic, machine recognizable, and/or sample form, by one party to the other party, and which is clearly designated, labeled or marked as confidential or its equivalent. In order for information disclosed orally to be considered confidential it shall be confirmed in writing by the disclosing party within thirty (30) days after such disclosure.

The parties hereby agree that for a period of two (2) years following the effective date of this agreement, each shall (1) restrict dissemination of the CONFIDENTIAL INFORMATION of the other party to only those employees who must be directly in involved in evaluation of THE PLANS and (2) use the same degree of care as for its own disclosure of the CONFIDENTIAL INFORMATION of the other party with respect to the CONFIDENTIAL INFORMATION shall terminate.

During the term of this Agreement and notwithstanding the other provisions of this Agreement, nothing received by either party shall be construed as CONFIDENTIAL INFORMATION which is now available or becomes available to the public without breach of this Agreement, is released in writing by the disclosing party prior to such disclosure or is at any time developed by the receiving party independently of any such disclosure or disclosures from the disclosing party.